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                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                          CONTACT:
                                          CATHERINE M. BIFFIGNANI
                                          VICE PRESIDENT, INVESTOR RELATIONS
                                          314-645-6600

                                             [KV PHARMACEUTICAL logo]





FOR IMMEDIATE RELEASE



         KV PHARMACEUTICAL COMPANY REPORTS RECORD REVENUES FOR FISCAL
                      2008 SECOND QUARTER AND SIX MONTHS
                            ON A PRELIMINARY BASIS


       SECOND QUARTER NET REVENUES UP 61%, SIX-MONTH NET REVENUES UP 40%

                    ETHEX CORPORATION NET REVENUES UP 102%
                   FOR SECOND QUARTER AND 67% FOR SIX MONTHS

                   THER-RX CORPORATION NET REVENUES UP 13%
                   FOR SECOND QUARTER AND 14% FOR SIX MONTHS

St. Louis, MO, November 20, 2007 - KV Pharmaceutical Company (NYSE: KVa/KVb) today reported preliminary financial results reflecting strong revenue and earnings growth for the second quarter and first six months of fiscal 2008 ended September 30, 2007. The results reflected accelerated growth of the Company's generic/non-branded subsidiary, ETHEX Corporation, and continued growth at the Company's branded subsidiary, Ther-Rx Corporation.

All financial data presented herein is preliminary and subject to change until completion of our consolidated financial statements for all such periods, which is dependent on the completion of our previously announced restatement of the Company's financial statements for fiscal years 1996 through 2006 and the quarter ended June 30, 2006, as well as the completion of the Company's consolidated financial statements for September 30 and December 31, 2006 and the fiscal year ended March 31, 2007. The Company was not able to file its Form 10-Q for the quarter ended September 30, 2007 with the Securities and Exchange Commission in a timely manner. In addition, the Company also has not filed its September 30 and December 31, 2006 Form 10-Q's, its March 31, 2007 Form 10-K and its June 30, 2007 Form 10-Q. The restatement, which resulted from an investigation by a special committee of independent members of the Board of Directors into the Company's former stock option grant practices, is in process. The Company will file the affected reports promptly upon completion.



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SECOND QUARTER RESULTS
Net revenues for the second quarter increased 61% to $175.4 million, compared to $108.8 million for the second quarter of fiscal 2007, with the Company's ETHEX generic/non-branded subsidiary reporting net revenue growth of 102% to $118.4 million. The Company's branded subsidiary, Ther-Rx, also reported net revenue growth of 13% to $52.1 million for the quarter. Gross margin for the branded business was 90.7% for the second quarter of fiscal 2008, compared to 88.8% for the second quarter of fiscal 2007.

The improvement in net revenues was due to the July 2007 launch of the Company's generic alternative to the 100 mg and 200 mg strengths of AstraZeneca's Toprol-XL(R), Metoprolol Succinate Extended Release Tablets and to continued growth of higher margin branded products in the existing product lines. Net revenue contribution from Metoprolol Succinate Extended Release Tablets during the second quarter of fiscal 2008, which included launch quantities, was $50.4 million.

Consolidated gross profit margin for the second quarter was 74.2%, compared with 63.8% in the year ago period. Net income for the quarter was $41.4 million, or $0.71 diluted earnings per Class A share.

SIX-MONTH RESULTS
Net revenues for the fiscal 2008 six-month period improved 40% to $290.4 million, compared to $207.2 million for the first six months of fiscal 2007, as both of the Company's principal subsidiaries, ETHEX Corporation and Ther-Rx Corporation, experienced growth in net revenues of 67% and 14%, respectively.

During the first six months of fiscal 2008, the Company's consolidated gross margin was 70.8%, compared to 64.7% for the corresponding period of fiscal 2007. Gross margin for the branded business remained strong at 89.2% for the first six months of the current fiscal year, compared to 88.5% for the first six months of fiscal 2007. ETHEX Corporation, with the contribution from Metoprolol Succinate Extended Release Tablets launched in July 2007, reported a gross margin of 65.7% in the current year period compared to 56.6% during the first six months of fiscal 2007. Net income for the first six months of fiscal 2008 was $48.4 million, or $0.84 diluted earnings per Class A share.

Net income for the six-month period included a write-off of $6.5 million (net of tax) of in-process research and development costs related to the previously reported acquisition of Evamist(TM), a transdermal estradiol spray for the treatment of vasomotor symptoms associated with menopause. Excluding this write-off, earnings (non-GAAP) for the six-month period would have been $54.9 million, or $0.95 per diluted share. A reconciliation of GAAP (Generally Accepted Accounting Principles) earnings per share to adjusted non-GAAP earnings per share is presented in a table below. We believe this information is useful for understanding the changes in results between prior year and current year periods, because this write-off is a charge resulting from the Company's investment in acquiring a new product and does not directly relate to underlying operations on an ongoing basis. Earnings and earnings per diluted share for the six months ended September 30, 2007 shown in the accompanying reconciliation are presented on a


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non-GAAP basis. This reconciliation may not be comparable to other companies or more useful than the GAAP presentation.

Marc S. Hermelin, Chairman of the Board and Chief Executive Officer stated, "While the numbers reported today are preliminary, we are exceedingly pleased with the performance of the Company through the first six months of fiscal 2008. We anticipate that the continued performance of Metoprolol Succinate Extended Release Tablets at ETHEX Corporation, coupled with the exciting launch of Evamist(TM) planned for Ther-Rx after the first of the upcoming calendar year, will result in a time of extraordinary growth at KV for fiscal 2008 and beyond."

STOCK OPTION REVIEW RESULTS
As the Company has previously reported, KV's Board of Directors has accepted a final report on the findings of an internal investigation of historical stock option granting practices conducted by a special committee of independent board members.

The Company will restate its financial statements for fiscal years 1996 - 2006 to record additional non-cash stock compensation expense, as well as additional tax expense, as a result of the above-noted investigation. In addition, income tax expense, unrelated to stock compensation expense, will also be included in the restatement of the Company's consolidated financial statements for the fiscal periods 2004 through 2006.

Due to the pending restatement, the financial results reported for the second quarter and six-month period for fiscal 2008 are preliminary and subject to change as discussed above and will be reviewed by the Company's independent auditors. The Company is working diligently to complete the June 30 (as amended), September 30 and December 31, 2006 Form 10-Q's, the March 31, 2007 Form 10-K and Form 10-Q's for the quarters ended June 30 and September 30, 2007.

BUSINESS SEGMENT HIGHLIGHTS:

ETHEX CORPORATION
-----------------

     o Launch during the Second Quarter of 100 mg and 200 mg Metoprolol Succinate Extended Release Tablets with 180-day exclusivity

     o Net revenue contribution of $50.4 million from initial launch of 100 mg and 200 mg Metoprolol Succinate Extended Release Tablets

     o In the first three months since launch we have captured 47% and 48% market share, respectively, on the 100 mg and 200 mg strengths of Metoprolol Succinate Extended Release Tablets, according to IMS week ended September 28, 2007 NPA audited TRx data

     o    Higher volume in pain management and cardiovascular product lines

     o Continued growth of Diltiazem HCl Extended Release Capsules (Tiazac(R) - Forest Pharmaceuticals, Inc.) with a 37% market share and $6.5 million net revenue contribution during the quarter

     o Improvement in average gross margin from 56.7% in the second quarter of fiscal 2007 to 70.5% in the second quarter of fiscal 2008


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Net revenues for the Company's specialty generic/non-branded business increased 102% for the second quarter to $118.4 million, compared to $58.6 million for the second quarter of fiscal 2007. For the first six months of fiscal 2008, ETHEX reported net revenues of $178.9 million, or a 67% improvement over net revenues of $107.4 million in the prior year period.

Net revenue growth in the current year periods was due to increased volume in the Company's pain management and cardiovascular lines, as well as the launch in the second quarter of the 100 mg and 200 mg strengths of Metoprolol Succinate Extended Release Tablets (Toprol-XL(R) - AstraZeneca) which contributed approximately $50.4 million. KV was the first generic company to receive ANDA approval of these two strengths and therefore was afforded a 180-day exclusivity period to market the products. However, the brand manufacturer, AstraZeneca has launched an "authorized generic" of these two strengths that directly compete against the two strengths launched by ETHEX. As the Company has previously stated, total sales of these two strengths represent approximately half of the $1.7 billion total annual market branded sales for all four strengths of this product.

The Company expects increased contribution from both Diltiazem HCl Extended Release Capsules and its two strengths of Metoprolol Succinate Extended Release Tablets for the remainder of fiscal 2008 and beyond.

KV believes it has a solid pipeline of new products and continues to anticipate new approvals for ETHEX throughout the remainder of fiscal 2008. The Company also has been sued by Purdue Pharma L.P. on its ANDA filing on all strengths of Oxycontin and by Novartis and Celgene on its ANDA filing on all strengths of Ritalin LA. The Company plans to defend such suits vigorously but cannot give assurance as to the outcome of these pending suits.

THER-RX CORPORATION
-------------------

     o    14% net revenue growth year-to-date

     o Clindesse(R) total prescription volume grew by 35.1% in the current quarter from the year-ago period

     o    Women's anti-infective net revenues up 17.2% year-to-date

     o Prenatal line capturing over 20.7% for fiscal year 2008 year-to-date of total prescriptions

     o Second quarter anemia line net revenues up 34% compared to the year-ago period

     o FDA approval on acquired product, Evamist(TM), with launch planned for second half of fiscal 2008



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Net revenues for the Ther-Rx brand marketing division increased 13% for the quarter to $52.1 million, compared to $46.0 million for the second quarter of fiscal 2007. Net revenues for the six-month period increased 14% to $102.9 million, compared to $90.1 million for the first six-months of fiscal 2007.

Anti-Infective Products:
------------------------
During the second quarter, Ther-Rx's anti-infective product Clindesse(R) continued to show net revenue growth. Clindesse(R) remains the fastest growing branded intra-vaginal prescription product to treat bacterial vaginosis (BV) in the United States, and currently holds a 27.4% share of the total prescription volume in the intra-vaginal BV market. Total prescription volume for Clindesse(R) grew 35.1% in the current quarter compared to the year-ago period and contributed $14.6 million of net revenue, up 61% from the second quarter of the prior year.

For the second quarter of fiscal 2008, Gynazole-1(R) contributed $4.0 million in net revenues, a decrease of 34% compared to $6.1 million in net revenues reported for the second quarter of fiscal 2007. This decrease was the result of forward purchases in the first quarter of fiscal 2008 due to a price increase. Gynazole-1(R) remains the #1 branded prescription yeast infection product filled in the United States and is maintaining an approximate 28% share of the intra-vaginal prescription cream market.

Prenatal Line of Products:
--------------------------
Ther-Rx prenatal vitamins comprised more than 40.5% of the total branded prescription prenatal vitamin market as of the end of September 2007. The Ther-Rx prenatal prescription line accounted for $15.2 million in net revenue for the second quarter of fiscal 2008, a 10% decrease compared to net revenues of $16.9 million during the second quarter of fiscal 2007. This decrease was the result of forward purchases in the first quarter of fiscal 2008 due to a price increase.

The PrimaCare(R) brand continues to be the #1 brand among prescription prenatal vitamins containing essential fatty acids (EFA) in the United States
- a trend that has continued for the past five years. PrimaCare(R) ONE's total prescription volume grew 12.7% in the current quarter from the year-ago period. PrimaCare(R) ONE also continues to show strong unit growth, capturing a 24.3% total branded prescription market share in September 2007, compared to a 21.0% total prescription market share in September 2006. PrimaCare(R) and PrimaCare(R) ONE now comprise more than 51.2% of the growing EFA segment for branded prescription prenatal products.

Oral Iron Supplementation Products:
-----------------------------------
Ther-Rx anemia franchise saw new prescriptions grow 3.9% for the second quarter of fiscal 2008, compared to the second quarter of fiscal 2007. KV's newest entrant into the oral iron supplementation market, Repliva 21/7(TM), remains the fastest growing branded oral iron product in the United States and today is the #1 branded oral iron product in the country. Ther-Rx's anemia line contributed $16.1 million in net revenue for the second quarter of fiscal 2008, an increase of 34% compared to $12.0 million in net revenues for the second quarter of fiscal 2007.


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Food and Drug Administration Approval Granted to Market Acquired
----------------------------------------------------------------
Product - Evamist(TM):
----------------------
During the second quarter of fiscal 2008, the Company announced the approval by the U.S. Food and Drug Administration (FDA) for the marketing of Evamist(TM), for which KV acquired exclusive U.S. marketing rights. This approval marks the FDA's first approval of an estradiol transdermal spray. KV will market the product as part of its Ther-Rx women's health product line.

Evamist(TM) is a metered dose transdermal estradiol spray for the treatment of moderate to severe vasomotor symptoms due to menopause. The Company expects to launch the product after the first of the upcoming calendar year. The product targets an annual $1.3 billion estrogen replacement market where physicians and patients are seeking an effective and safe, low-dose estrogen product. KV believes Evamist(TM) will offer therapeutic effectiveness with estradiol dosing that is among the lowest available for this indication in a manner that is also cosmetically appealing for women.

ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded prescription pharmaceutical subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipates", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, product launches, regulatory approvals, market position, market share increases, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.


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Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated, (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing;
(11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the proposed restatement of the Company's financial statements for fiscal periods from 1996 through 2006 and for the quarter ended June 30, 2006, as well as completion of the Company's financial statements for the second, third and fourth quarters of fiscal 2007 and for the full fiscal year ended March 31, 2007, and for the first and second quarters of fiscal 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices; and (16) the risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.




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
 RECONCILIATION OF GAAP BASED EARNINGS AND EARNINGS PER CLASS A COMMON SHARE TO
       ADJUSTED NON-GAAP EARNINGS AND EARNINGS PER CLASS A COMMON SHARE
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2007
                                  (UNAUDITED)

                                                                                      INCOME EFFECT
                                                                                      -------------

                                                                            Per Share            Amount
                                                                            ---------            ------
Income as reported (GAAP)                                                       $ .84            $48,400,000

After-tax effect of write-off of acquired in-process research
and development                                                                 $ .11             $6,500,000

                                                                               ------           ------------
Earnings and Earnings per Class A common share - assuming
dilution, excluding effect of acquired in-process research
and development write-off                                                        $.95            $54,900,000
                                                                                 ====            ===========
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